EXHIBIT 99.2
Vanguard Health Systems, Inc.
Supplementary Financial Information

Adjusted EBITDA Margin
Presentation of Most Directly Comparable GAAP Financial Measure (Net Income Attributable to
Vanguard Stockholders Margin) and Reconciliation of Adjusted EBITDA to Net Income Attributable to Vanguard Stockholders Margin

	(unaudited) Quarter ended September 30,

(in millions)	2008	2009

Adjusted EBITDA	$63.2	$68.7
Total revenues	719.0	823.4

Adjusted EBITDA Margin	8.8%	8.3%

Adjusted EBITDA	$63.2	$68.7
Interest, net	(28.7)	(27.2)
Income tax expense	(0.2)	(1.9)
Depreciation and amortization	(32.3)	(34.0)
Non-controlling interests	(0.9)	(0.9)
Equity method income	–	0.2
Stock compensation	(1.4)	(1.9)
Gain on sale of assets	2.1	–
Monitoring fees and expenses	(1.3)	(1.3)
Realized holding loss on investments	(0.6)	–
Income (loss) from discontinued
operations, net of taxes	1.0	(0.2)

Net income attributable to
Vanguard stockholders	$0.9	$1.5
Total revenues	$719.0	$823.4

Net income attributable to
Vanguard stockholders margin	0.1%	0.2%